KINDER MORGAN ENERGY PARTNERS, L.P.



   Kinder Morgan Canada Company
   Kinder Morgan North Texas Pipeline, L.P.
   Kinder Morgan Texas Gas Services LLC
   Kinder Morgan Transmix Company, LLC
   Kinder Morgan Interstate Gas Transmission LLC
   Kinder Morgan Trailblazer, LLC
   CGT Trailblazer, LLC
   Kinder Morgan Texas Pipeline, L.P.
   MidTex Gas Storage Company, LLP
   Kinder Morgan Operating L.P. "A"
   Kinder Morgan Operating L.P. "B"
   Kinder Morgan CO2 Company, L.P.
   Trailblazer Pipeline Company
   Kinder Morgan Bulk Terminals, Inc.
   Western Plant Services, Inc.
   Dakota Bulk Terminal, Inc.
   Delta Terminal Services LLC
   RCI Holdings, Inc.
   HBM Environmental, Inc.
   Milwaukee Bulk Terminals LLC
   Queen City Terminals, Inc.
   Kinder Morgan Port Terminals USA LLC
   Elizabeth River Terminals LLC
   Nassau Terminals LLC
   Fernandina Marine Construction Management LLC
   Kinder Morgan Port Manatee Terminal LLC
   Kinder Morgan Port Sutton Terminal LLC
   Pinney Dock & Transport LLC
   Kinder Morgan Operating L.P. "C"
   Kinder Morgan Operating L.P. "D"
   SFPP, L.P.
   Kinder Morgan Liquids Terminals LLC
   Kinder Morgan Pipeline LLC
   Kinder Morgan Tank Storage Terminals LLC
   Kinder Morgan 2-Mile LLC
   Rahway River Land LLC
   Central Florida Pipeline LLC
   Southwest Florida Pipeline LLC
   Calnev Pipe Line LLC

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   Kinder Morgan Las Vegas LLC
   Globalplex Partners, Joint Venture
   Colton Processing Facility
   Kinder Morgan Materials Services, LLC
   CIG Trailblazer Gas Company, L.L.C.
   KM Trailblazer, LLC
   Kinder Morgan Border Pipeline, L.P.
   Tejas Gas, LLC
   Gulf Energy Gas, LLC
   Gulf Energy Gathering & Processing, LLC
   Gulf Energy Marketing, LLC
   Hydrocarbon Development, LLC
   Kinder Morgan Tejas Pipeline, L.P.
   Stellman Transportation, LLC
   Kinder Morgan Tejas Pipeline GP LLC
   Tejas Energy Partner, LLC
   Tejas Gas Systems, LLC
   Tejas-Gulf, LLC
   Tejas Natural Gas, LLC
   Kinder Morgan Pipeline Services of Mexico S. de R.L. de C.V.
   Valley Gas Transmission, LLC
   TransColorado LLC
   Silver Canyon Pipeline LLC
   Kinder Morgan Liquids Terminals St. Gabriel LLC
   Kinder Morgan Gas Natural de Mexico S. de R.L. de C.V.
   KM Production Company GP LLC
   Kinder Morgan Production Company LP
   Emory B Crane, LLC
   Frank L. Crane, LLC
   Paddy Ryan Crane, LLC
   Agnes B Crane, LLC
   KMBT LLC
   KM Production Company LP LLC
   KM Crane LLC
   MJR Operating LLC
   Kinder Morgan West Texas Pipeline, L.P.
   Kinder Morgan Southeast Terminals LLC
   International Marine Terminals
   ICPT, L.L.C.
   I.M.T. Land Corp.
   KM Crude Oil Pipelines GP LLC
   KM Crude Oil Pipelines LP LLC
   Kinder Morgan Crude Oil Pipelines, L.P.
   Kinder Morgan Carbon Dioxide Transportation Company
   Pecos Carbon Dioxide Transportation Company
   River Consulting, LLC

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   KM Liquids Partners GP LLC
   KM Liquids Terminals, L.P.
   KM Liquids Holdings LLC
   Kinder Morgan Wink Pipeline, L.P.
   Kinder Morgan River Terminals LLC
   Arrow Terminals B.V.
   Arrow Terminals Canada B. V.
   Arrow Terminals Canada Company
   Kinder Morgan Arrow Terminals, L.P.
   Global American Terminals LLC
   Kinder Morgan Amory LLC
   Kinder Morgan Arrow Terminals Holdings, Inc.
   KM Decatur, Inc.
   River Terminals Properties, LP
   Tajon Holdings, Inc.
   River Terminals Properties GP LLC
   Guilford County Terminal Company, LLC
   TransColorado Gas Transmission Company
   KM Upstream LLC
   Kinder Morgan Petcoke LP LLC
   Kinder Morgan Petcoke GP LLC
   Kinder Morgan Petcoke, L.P.
   Stevedore Holdings, L.P.
   Kinder Morgan NatGas Operator LLC
   General Stevedores Holdings LLC
   Kinder Morgan General Stevedores, L.P.
   General Stevedores GP, LLC
   SRT Vessels LLC
   Carbon Exchange LLC
   Kinder Morgan Louisiana Pipeline Holding LLC
   Kinder Morgan Louisiana Pipeline LLC
   Kinder Morgan Pecos LLC
   Kinder Morgan W2E Pipeline LLC
   West2East Pipeline LLC
   Rockies Express Pipeline LLC
   Kinder Morgan Texas Terminals, L.P.
   Kinder Morgan Cameron Prairie Pipeline LLC
   Entrega Gas Pipeline LLC